Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 1 TO LOAN FINANCING AND SERVICING AGREEMENT, dated as of July 11, 2024 (this “Amendment”), among GDLC FUNDING II LLC, as borrower (the “Borrower”), GOLUB CAPITAL DIRECT LENDING CORPORATION, as servicer (in such capacity, the “Servicer”), each lender (each such party, a “Lender”) party thereto, the agents for the Lender Groups party thereto (each such party, an “Agent”), and Deutsche Bank AG, New York Branch, as facility agent for the Lenders (in such capacity, the “Facility Agent”).

WHEREAS, the Borrower, the Servicer, GOLUB CAPITAL DIRECT LENDING CORPORATION, as equityholder, COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, as collateral agent and collateral custodian, the Facility Agent, each Agent, each Lender and each of the entities party thereto as Securitization Subsidiaries are party to the Loan Financing and Servicing Agreement, dated as of May 14, 2024 (as amended, supplemented, amended and restated and otherwise modified through the date hereof, the “Loan Agreement”);

WHEREAS, the parties hereto have agreed to amend the Loan Agreement in accordance with Section 17.2 of the Loan Agreement and subject to the terms and conditions set forth herein; and

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.1.            Defined Terms. Capitalized terms used but not defined herein have the respective meanings given to such terms in the Loan Agreement. The provisions of Section 1.2 of the Loan Agreement are hereby incorporated in this Amendment, mutatis mutandis.

ARTICLE II

Amendments

SECTION 2.1.            Amendments to the Loan Agreement. The Loan Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double underlined text) as set forth on the pages of the Loan Agreement attached as Exhibit A hereto.

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ARTICLE III

Conditions to Effectiveness

SECTION 3.1.            This Amendment shall become effective as of the date first written above upon the satisfaction of the following conditions:

(a)            execution and delivery of this Amendment by each party hereto; and

(b)            the Facility Agent’s receipt of the legal opinions of Mayer Brown LLP, counsel for the Borrower, in form and substance reasonably satisfactory to the Facility Agent covering such matters as the Facility Agent may reasonably request.

ARTICLE IV

Representations and Warranties

SECTION 4.1.            The Borrower hereby represents and warrants to the Facility Agent and the Lenders that, as of the date first written above, (i) no Event of Default, Unmatured Event of Default, Servicer Default or Unmatured Servicer Default has occurred and is continuing and (ii) the representations and warranties of the Borrower contained in the Loan Agreement are true and correct in all material respects on and as of such day (other than any representation and warranty that is made as of a specific date).

ARTICLE V

Miscellaneous

SECTION 5.1.            Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT AND ANY DISPUTE, SUIT, ACTION OR PROCEEDING, WHETHER IN CONTRACT, TORT OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY, RELATING TO OR ARISING OUT OF THIS AMENDMENT, THE LOAN AGREEMENT (AS AMENDED) OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 5.2.            Severability Clause. In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 5.3.            Ratification; No Waiver. Except as expressly amended hereby, the Loan Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party under the Loan Agreement or any other agreement, or constitute a waiver of any provision under the Loan Agreement or any other agreement.

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SECTION 5.4.            Counterparts; Electronic Execution. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by email transmission shall be effective as delivery of a manually executed counterpart hereof. The parties agree that this Amendment may be executed and delivered by electronic signatures and that the electronic signatures (including signatures in accordance with the federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other state laws based on the Uniform Electronic Transactions Act) appearing on this Amendment are the same as handwritten signatures for the purposes of validity, enforceability and admissibility.

SECTION 5.5.            Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

SECTION 5.6.            Fees, Etc. The Borrower hereby agrees to pay (or cause to be paid) on the next Distribution Date any fees, disbursements and other charges of external counsel to the Facility Agent incurred through the date hereof solely to the extent such amounts are required to be paid by the Borrower pursuant to Section 17.4 of the Loan Agreement.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

GDLC FUNDING II LLC, as Borrower

By: Golub Capital Direct Lending Corporation, as designated manager

By:	/s/ Christopher C. Ericson
	Name:	Christopher C. Ericson
	Title:	Chief Financial Officer

[Signature Page to Amendment 1 to the LFSA]

GOLUB CAPITAL DIRECT LENDING CORPORATION, as Servicer

By:	/s/ Christopher C. Ericson
	Name:	Christopher C. Ericson
	Title:	Chief Financial Officer

[Signature Page to Amendment 1 to the LFSA]

DEUTSCHE BANK AG, NEW YORK BRANCH, as Facility Agent

By:	/s/ Amit Patel
	Name:	Amit Patel
	Title:	Managing Director

By:	/s/ Thorben Wedderien
	Name:	Thorben Wedderien
	Title:	Vice President

[Signature Page to Amendment 1 to the LFSA]

DEUTSCHE BANK AG, NEW YORK BRANCH, as an Agent and as a Committed Lender

By:	/s/ Amit Patel
	Name:	Amit Patel
	Title:	Managing Director

By:	/s/ Thorben Wedderien
	Name:	Thorben Wedderien
	Title:	Vice President

[Signature Page to Amendment 1 to the LFSA]

Exhibit A

LOAN FINANCING AND SERVICING AGREEMENT

EXECUTION VERSION
Conformed through Amendment No. 1, dated as of July 11, 2024

LOAN FINANCING AND SERVICING AGREEMENT

dated as of May 14, 2024

GDLC FUNDING II LLC,
as Borrower

Golub Capital Direct Lending Corporation,
as Equityholder and as Servicer,

THE LENDERS FROM TIME TO TIME PARTIES HERETO,

DEUTSCHE BANK AG, NEW YORK BRANCH,
as Facility Agent

THE OTHER AGENTS PARTIES HERETO,

EACH OF THE ENTITIES FROM TIME TO TIME PARTY HERETO AS SECURITIZATION SUBSIDIARIES,

and

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION,
as Collateral Agent and as Collateral Custodian

administering such accounts, which may include Accounts denominated in an Eligible Currency other than Dollars that may be established after the date hereof subject to Section 8.1(a).

“Account Collateral” has the meaning set forth in Section 12.1(d).

“Account Control Agreement” means, collectively, (i) the Securities Account Control Agreement, dated as of the Effective Date, by and among the Borrower, as pledgor, the Collateral Agent on behalf of the Secured Parties, as secured party, and the Collateral Custodian, as Securities Intermediary and (ii) each Securities Account Control Agreement among the applicable Securitization Subsidiary, the Collateral Agent and the Collateral Custodian.

“Accrual Period” means, with respect to the first Distribution Date, the period from and including the Effective Date to and including the Determination Date preceding the first Distribution Date; and thereafter, the period from but excluding the Determination Date preceding the previous Distribution Date to and including the Determination Date preceding the current Distribution Date, or with respect to the final Accrual Period, the Facility Termination Date.

“Action” has the meaning set forth in Section 16.5.

“Adjusted Aggregate Eligible Collateral Obligation Balance” means, as of any date, the Aggregate Eligible Collateral Obligation Amount minus the Excess Concentration Amount on such date.

“Advance” has the meaning set forth in Section 2.1(a).

“Advance Date” has the meaning set forth in Section 2.1(a).

“Advance Rate” means, with respect to any Eligible Collateral Obligation as of the related Cut-Off Date, the corresponding percentage for the type of Eligible Collateral Obligation (a) that is a First Lien Broadly Syndicated Loan, 75%; (b) that is a First Lien Middle Market Loan, 75%; (c) that is a Multiple of Recurring Revenue Loan, 67.5% (or such higher amount as agreed to by the Facility Agent in its sole discretion); (d)(i) that is a FILO Loan with an Attaching Leverage Multiple greater than 1.25x but less than 1.5x, 60%, (ii) that is a FILO Loan with an Attaching Leverage Multiple greater than or equal to 1.5x but less than 2x, 55% or (iii) that is a FILO Loan with an Attaching Leverage Multiple greater than or equal to 2x but less than 2.5x, 50%; or (e) that is a not a First Lien Loan or that is a FILO Loan with an Attaching Leverage Multiple greater than or equal to 2.50x, 40%.

“Advance Request” has the meaning set forth in Section 2.2(a).

“Advances Outstanding” means, on any date, the sum of (a) the aggregate principal amount of all Dollar Advances outstanding on such date plus (b) the equivalent in Dollars of the aggregate principal amount of all Advances outstanding in an Eligible Currency other than Dollars on such date, as determined by the Servicer using the Applicable Conversion Rate, in each case, after giving effect to all repayments of Advances and the making of new Advances on such date.

of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

“Applicable Margin” means (i) during the Revolving Period, ~~2.25~~2.20% per annum and (ii) thereafter, ~~2.75~~2.70% per annum; provided that, upon the occurrence and during the continuation of any Event of Default and (other than in the case of an Event of Default pursuant to clauses (a), (d), (e), (f), (j) or (q) of Section 13.1) notice from the Facility Agent to the Borrower, the “Applicable Margin” shall be increased by 2.00% per annum; provided further that, upon delivery of such notice (if required), the Applicable Margin shall be retroactively increased from the date on which such Event of Default occurred.

“Appraised Value” means, with respect to any Asset Based Loan, the most recently calculated appraised value of the pro rata portion of the underlying collateral securing such Collateral Obligation as determined by an Approved Valuation Firm.

“Approved Broker Dealer” means (a) each of the following entities or their Affiliates (or any successor thereto): Bank of America, N.A., The Bank of Montreal, The Bank of New York Mellon, N.A., The Bank of Nova Scotia, Barclays Bank plc, BNP Paribas, BTIG, LLC, Cantor Fitzgerald & Co., Citibank, N.A., Citizens Bank, N.A., Credit Suisse, Deutsche Bank AG, Goldman Sachs & Co. LLC, HSBC Bank plc, Imperial Capital LLC, Jefferies & Co., Inc., JPMorgan Chase Bank, N.A., Key Bank, N.A., Macquarie Bank, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mizuho Bank, Morgan Stanley & Co., Natixis, Nomura Securities International, Inc., Oppenheimer & Co. Inc., PNC Bank, Royal Bank of Canada, The Royal Bank of Scotland plc, Scotiabank, Seaport Securities Corporation, Société Générale, Stifel, Nicolaus & Co. Inc., The Toronto-Dominion Bank, Truist Bank, UBS AG, U.S. Bank, National Association, Wells Fargo Bank, National Association, Lloyds TSB, Northern Trust Company, Banco Santander and The Bank of New York Mellon (or, in each case, its principal broker-dealer affiliate); and (b) any other dealer of recognized standing approved by the Facility Agent in its reasonable discretion at the request of the Servicer from time to time.

“Approved Valuation Firm” means, (i) with respect to any Collateral Obligation, any valuation firm (a) specified on the related Asset Approval Request or Reinvestment Request and approved by the Facility Agent or (b) otherwise approved in writing by the Facility Agent in its sole discretion or (ii) with respect to exercise of the Borrower’s dispute right under Section 2.7(c), each valuation firm identified on Schedule 5 (as such Schedule 5 may be updated from time to time by the Borrower with the prior written consent of the Facility Agent).

“Asset Approval Notice” means an electronic notice containing the information from Exhibit C-6 and that provides the approval of the Facility Agent, in its sole discretion, to the acquisition (or incremental pledge) of one or more Collateral Obligations; provided that, the Facility Agent shall not condition its approval on any term other than those explicitly set forth in the Transaction Documents without the consent of the Borrower.

“Asset Approval Request” means an electronic notice to the Facility Agent in the form of an email that (a) either (i) is in the form of Exhibit C-3 or (ii) notifies the Facility Agent that the information required by Exhibit C-3 has been posted to the relevant data site and (b) requests the

“Existing Golub BDC CLO” means (i) each special purpose vehicle (including those structured as total return swaps) that is a wholly or partly owned subsidiary of Golub Capital Direct Lending Corporation or an Affiliate thereof, (ii) any future borrower under a credit facility or total return swap undertaken by Golub Capital Direct Lending Corporation or an Affiliate thereof or (iii) any future special purpose vehicles that are wholly or partly owned subsidiaries of Golub Capital Direct Lending Corporation or an Affiliate thereof.

“Facility Agent” has the meaning set forth in the Preamble.

“Facility Amount” means (a) prior to the end of the Revolving Period, $~~150,000,000~~300,000,000, unless this amount is permanently reduced pursuant to Section 2.5 or increased pursuant to Section 2.8, in which event it means such lower or higher amount and (b) from and after the end of the Revolving Period, the Advances Outstanding.

“Facility Termination Date” means the earliest of (i) the date that is three (3) years after the last day of the Revolving Period, (ii) the date on which the Equityholder ceases to exist and (iii) the effective date on which the facility hereunder is terminated pursuant to Section 13.2.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any successor version that is substantively comparable and not materially more onerous to comply with), and any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with such sections of the Code and any legislation, law, regulation or practice enacted or promulgated pursuant to such intergovernmental agreement.

“Federal Funds Rate” means, for any period, the greater of (a) 0.0% and (b) a fluctuating rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Facility Agent from three federal funds brokers of recognized standing selected by it.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System and, as applicable, the staff thereof.

“Fee Letter” has the meaning set forth in Section 8.4.

“Fees” has the meaning set forth in Section 8.4.

“FILO Loan” means a Loan that would constitute a First Lien Loan hereunder but that, at any time prior to and/or after an event of default under the related Underlying Instruments, will be paid after one or more other obligations issued by the same obligor have been paid in full in accordance with a specified waterfall or other priority of payments (other than as set forth in the proviso to the definition of “First Lien Loan”).

appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person.

“Purchase Price” means, with respect to any Collateral Obligation, the greater of (a) zero and (b) the actual price in Dollars (or, if such Collateral Obligation is denominated and payable in any Eligible Currency other than Dollars, the equivalent in Dollars) paid by the Borrower for such Collateral Obligation minus all collections attributable to principal on such Collateral Obligation. Notwithstanding the foregoing, the purchase price of an Eligible Collateral Obligation purchased at a price equal to or greater than 97% of par (including any purchase at a premium) shall be deemed to be par for all purposes of this definition.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12. U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning set forth in Section 17.20(a).

“QIB” has the meaning set forth in Section 15.4.

“Qualified Purchaser” has the meaning set forth in Section 15.4.

“Qualified Substitute Arrangement” has the meaning set forth in Section 10.6(c).

“Ramp-Up Period” means the period from and including the Effective Date to the earlier of (i) the first date on which the ~~aggregate Principal Balance of all~~Aggregate Eligible Collateral ~~Obligations~~Obligation Amount equals or exceeds the Target Portfolio Amount and (ii) the six-month anniversary of the Effective Date; provided that, upon any subsequent increase of the Facility Amount (in an amount not less than an aggregate of $50,000,000), the date used in clause (ii) to calculate the six-month anniversary thereof shall be the date of such subsequent increase of the Facility Amount; provided further that, after the closing of any Permitted Securitization, the Ramp-Up Period means the period from and including the closing date of such Permitted Securitization to the earlier of (x) the first date on which the ~~aggregate Principal Balance of all~~Aggregate Eligible Collateral ~~Obligations~~Obligation Amount equals or exceeds the Target Portfolio Amount and (y) the six-month anniversary of such Permitted Securitization (and, solely for purposes of the Collateral Quality Tests, the four-month anniversary of such Permitted Securitization).

“Rating Agencies” means Standard & Poor’s and Moody’s.

“Recipient” means (a) the Facility Agent, (b) any Agent, (c) any Lender and (d) any other recipient of a payment hereunder.

“Records” means the Collateral Obligation File for any Collateral Obligation and all other documents, books, records and other information prepared and maintained by or on behalf of each Loan Party with respect to any Collateral Obligation and the Obligors thereunder, including all documents, books, records and other information prepared and maintained by any Loan Party or the Servicer with respect to such Collateral Obligation or Obligors.

“Regulatory Authority” has the meaning set forth in Section 17.14(c).

(c)            If the Discount Factor with respect to any Collateral Obligation (other than a Permitted Collateral Obligation) assigned by the Facility Agent following a Revaluation Event is lower than the Discount Factor most recently in effect prior to such Revaluation Event and such Collateral Obligation is a Disputable Collateral Obligation, then the Borrower may (at its own expense) retain an Approved Valuation Firm to determine and provide (in accordance with the Valuation Standard) a new Discount Factor; provided that, the Borrower may not use for such purposes an existing valuation of such Disputable Collateral Obligation. Once a new Discount Factor is determined by an Approved Valuation Firm in accordance with this clause (c), then the Discount Factor of such Disputable Collateral Obligation shall be the Discount Factor determined by such Approved Valuation Firm in accordance with this Section 2.7(c).

(d)            The Borrower (or the Servicer on behalf of the Borrower) may request that the Discount Factor be increased for any Collateral Obligation with respect to which (i) the Discount Factor was assigned a value below 100% by the Facility Agent; or (ii) the Discount Factor was decreased by the Facility Agent following the occurrence of a Revaluation Event.

(e)            Notwithstanding the foregoing or anything herein to the contrary, the Discount Factor of a Delayed Reporting Obligation shall not be amended by the Facility Agent (other than pursuant to clause (d) above) if (i) no other Revaluation Event with respect to such Delayed Reporting Obligation has occurred; (ii) the Servicer provides and continues to provide a certification in each financial reporting package with respect to such Delayed Reporting Obligation that (x) the failure to deliver the applicable audit results is due to technical or administrative delay related to the audit or delay on the part of the related auditor and not due to any deterioration in the credit quality or extended review of the credit quality of such Delayed Reporting Obligation or the related Obligor and (y) the related Obligor is not considered defaulted pursuant to the Servicer’s internal policies; and (iii) the related Obligor continues to prepare and deliver financial reporting packages as required under the Underlying Instruments and such financial reporting packages are provided to the Facility Agent in accordance with this Agreement.

Section 2.8            Increase in Facility Amount. The Borrower may, ~~within ninety (90) days of the Effective Date (or such longer period as agreed by the Facility Agent and each affected Lender in its sole discretion), deliver a written notice to the Facility Agent (who shall forward a copy to each Agent and the Collateral Agent) (i) certifying that no Event of Default or Unmatured Event of Default has occurred and is continuing and (ii) requesting an increase of the Facility Amount to an amount not to exceed $200,000,000 (the amount so requested being the “Increased Facility Amount”). Upon satisfaction of the foregoing, and subject to~~with the prior written consent of the Facility Agent (which consent may be conditioned on one or more conditions precedent in its sole discretion), (i) increase the ~~Facility Amount shall be increased to the Increased Facility Amount on the later of (x) the second Business Day immediately following the receipt of such written notice by the Facility Agent, the Collateral Agent and each Agent and (y) the date on which the applicable Lenders (which may include new Lenders) have executed such documentation as the Facility Agent may reasonably require to evidence increased Commitments or new Commitments which, together with all other Commitments in effect as of such date, equal in the aggregate the Increased~~Commitment of any existing Lender Groups, subject to the consent of such existing Lender Groups (pro rata among such Lender Groups), (ii) add additional Lender Groups and/or (iii) increase the Commitment of any Lender Group that consents to such increase (provided that, an increase pursuant to this clause (iii) shall not require the consent of any other Lender Group and no other Lender Group shall be deemed to be materially and adversely affected by such increase), in each case, which shall increase the Facility Amount~~. Notwithstanding anything herein to~~ by the ~~contrary, after~~amount of the ~~date that is ninety (90) days after the Effective Date, no Lender shall have any obligation to increase its~~ Commitment ~~and no~~of each such additional Lender~~’s~~ Group and/or the amount by which the Commitment ~~shall be increased without its consent thereto, and~~of each such existing Lender ~~may at its option, unconditionally and without cause, decline to increase its Commitment~~Group was increased.

Section 2.9            Defaulting Lenders.

(a)            Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i)            any payment of principal, interest, fees or other amounts received by the Collateral Custodian for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, or otherwise), shall be applied at such time or times as may be determined by the Facility Agent and advised to the Collateral Custodian in writing as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Facility Agent hereunder; second, as the Borrower may request (so long as no Event of Default or Unmatured Event of Default exists (except to the extent caused by such Defaulting Lender, as determined by the Borrower in its sole discretion)), to the funding of any Advance in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Servicer, the Facility Agent or the Collateral Agent; third, if so determined by the Facility Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund future Advances under this Agreement; fourth, to the payment of any amounts owing to the other Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Event of Default or Unmatured Event of Default exists (except to the extent caused by such Defaulting Lender, as determined by the Facility Agent in its sole discretion), to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Advances in respect of which such Defaulting Lender has not fully funded its appropriate share, such payment shall be applied solely to pay the Advances of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Advances of such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section

Annex B

Lender	Commitment
Deutsche Bank AG, New York Branch	$~~150,000,000~~300,000,000

B-1